Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank

Contact:	Robert M. Leonard
Executive Vice President and Chief Risk Officer
(518) 381-3693

TrustCo continues more than 100-year history of success, announces quarterly dividend

Glenville, New York – August 18, 2020

The Board of Directors of TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today declared a quarterly cash dividend of $0.068125 per share, or $0.2725 per share on an annualized basis.   The dividend will be payable on October 1, 2020 to shareholders of record at the close of business on September 4, 2020.  TrustCo has paid a cash dividend every year since 1904.

Chairman, President and Chief Executive Officer Robert J. McCormick said: “We are very pleased that our bank’s performance, driven by management’s commitment to the growth of the company, has enabled us to again provide our shareholders with a strong cash dividend.  Building on our previous successes and the continued cultivation of new customers in the communities we serve, allows us to deliver this important dividend even in these uncertain times. We are proud to continue the more than 100-year tradition of meeting the expectations of our owners.”

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $5.7 billion savings and loan holding company. Through its subsidiary, Trustco Bank, Trustco operates 148 offices in New York, New Jersey, Vermont, Massachusetts and Florida. Trustco has a more than 100-year tradition of providing high-quality services, including a wide variety of deposit and loan products. In addition, Trustco Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. Trustco Bank is rated as one of the best performing savings banks in the country. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST. For more information, visit www.trustcobank.com.

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during current and future periods and for the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  the effect of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations; our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q or other securities filings.

The forward-looking statements contained in this news release speak only as of today’s date. TrustCo disclaims any obligations to update forward-looking statements contained in this news release or in the above referenced reports, whether as a result of new information, future events or otherwise.